UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021

AEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39699	37-1827430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 200, Dublin, California	94568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 400-4366

CF Finance Acquisition Corp. III 110 East 59th Street, New York, NY 10022
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CFAC	The Nasdaq Stock Market LLC
Warrants to receive one share of Common Stock	CFACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

References in this Current Report on Form 8-K (this “Form 8-K”) to: (i) “the Company” are to AEye, Inc, a Delaware corporation, which was formerly known as CF Finance Acquisition Corp. III, a Delaware corporation (until it was renamed AEye, Inc. promptly following the Closing on the date thereof); (ii) “Legacy AEye” are to AEye Technologies, Inc., a Delaware corporation, which was formerly known as AEye, Inc., a Delaware corporation (until it was renamed AEye Technologies, Inc. on August 13, 2021); (iii) the “Business Combination” are to the previously announced business combination between the Company and Legacy AEye; and (iv) “the Closing” are to the consummation of the Business Combination.

Capitalized terms used in this Current Report on Form 8-K, but not otherwise defined herein, have the meanings given to them in the Company’s definitive proxy statement (the “Definitive Proxy”) for the Special Meeting (as defined hereafter) filed with the Securities and Exchange Commission on July 21, 2021.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2021 Equity Incentive Plan

On August 12, 2021, the Company held a special meeting of stockholders (the “Special Meeting”), in connection with which its stockholders approved the 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) pursuant to the 2021 Equity Incentive Plan Proposal (as defined hereafter). The 2021 Equity Incentive Plan makes a number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) equal to 10% of the Company’s fully diluted capitalization immediately after the Closing available for issuance pursuant to equity incentive awards under the 2021 Equity Incentive Plan.

A summary of the 2021 Equity Incentive Plan is included in the Definitive Proxy and is incorporated by this reference, which summary is qualified in all respects by the full text of the 2021 Equity Incentive Plan included as Annex E to the Definitive Proxy.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 12, 2021, in connection with the Special Meeting, the Company’s stockholders approved the Business Combination (which was consummated on August 16, 2021, whereby Meliora Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), was merged with and into Legacy AEye, with Legacy AEye continuing as the surviving corporation and as a wholly owned subsidiary of the Company). Present at the Special Meeting were holders of 23,371,990 shares of the Company’s common stock (the “Common Stock”) in person or by proxy, representing approximately 79.9% of the voting power of the Common Stock as of July 12, 2021, the record date for the Special Meeting (the “Record Date”), and constituting a quorum for the transaction of business. As of the Record Date, there were 29,250,000 shares of Common Stock outstanding.

At the Special Meeting, the Company’s stockholders approved the Pre-Merger Charter Amendment Proposal, the Business Combination Proposal, the election of each director nominee pursuant to the Director Election Proposal, the Nasdaq Proposal, and each of the separate proposals to approve certain material differences to the Company’s charter pursuant to the Post-Merger Charter Amendment Proposals, in each case as defined and described in greater detail in the Definitive Proxy. The Company’s stockholders also approved the 2021 Equity Incentive Plan Proposal, in each case as defined in the Definitive Proxy and described in greater detail above (each of the proposals described in this paragraph, collectively, the “Proposals”).

The approval of the Pre-Merger Charter Amendment Proposal and the Business Combination Proposal each required the affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. The approval of the election of each director nominee pursuant to the Director Election Proposal required the affirmative vote of a plurality of the shares of Common Stock (represented in person or by proxy) and voted thereon at the Special Meeting. The approval of the Nasdaq Proposal, the Post-Merger Charter Amendment Proposals, and the 2021 Equity Incentive Plan Proposal each required the affirmative vote of the holders of a majority of the shares of Common Stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting.

The Adjournment Proposal, as defined and described in greater detail in the Definitive Proxy, was not presented to the Company’s stockholders, as the Pre-Merger Charter Amendment Proposal, the Business Combination Proposal, the Post-Merger Charter Amendment Proposals, the election of each director nominee pursuant to the Director Election Proposal, the Nasdaq Proposal, and the 2021 Equity Incentive Plan Proposal each received a sufficient number of votes required for approval.

Set forth below are the final voting results for the Proposals:

Proposal No. 1 – The Pre-Merger Charter Amendment Proposal. A proposal to approve an amendment to the Company’s amended and restated certificate of incorporation to increase the number of authorized shares of Class A Common Stock from 200,000,000 to 300,000,000 shares for the purposes of carrying out the Business Combination. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
20,061,998	2,773,047	536,945

Proposal No. 2 – The Business Combination Proposal. A proposal to adopt and approve the Merger Agreement, and to approve the Business Combination, as further described in the Definitive Proxy. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
20,110,079	2,735,151	526,760

Holders of 19,355,365 public shares of the Class A Common Stock properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from the Company’s initial public offering, or approximately $10.10 per share, and approximately $195.5 million in the aggregate.

Proposal No. 3 – The Director Election Proposal. A proposal to elect seven directors to serve on the Company’s board of directors following the Business Combination until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. The following is a tabulation of the votes with respect to each of the director nominees, each of whom was elected by the Company’s stockholders:

Name	For	Withheld
Wen Hsieh	20,107,664	3,264,326
Timothy J. Dunn	20,107,784	3,264,206
Luis Dussan	20,107,784	3,264,206
Dr. Karl-Thomas Neumann	20,107,884	3,264,106
Blair LaCorte	20,107,599	3,264,391
Prof. Dr. Bernd Gottschalk	20,107,949	3,264,041
Carol DiBattiste	20,107,990	3,264,000

Proposal No. 4 – The Nasdaq Proposal. A proposal to issue up to 154,081,440 shares of Class A Common Stock pursuant to the Merger Agreement and up to 22,500,000 shares of Class A Common Stock pursuant to the related private placement. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
20,105,588	2,740,299	526,103

Proposal No. 5 – The Post-Merger Charter Amendment Proposals. Separate proposals to approve the following material differences between the proposed amended and restated certificate of incorporation of the Company upon the consummation of the Business Combination to be in effect upon the closing of the Merger and its previously existing charter.

5A. A proposal to change the name of the Company from “CF Finance Acquisition Corp. III” to “AEye, Inc.” The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
20,110,986	2,734,619	526,385

5B. A proposal to change the nature of the business or purpose of the Company to “any lawful act or activity for which corporations may be organized under the DGCL.” The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
20,111,078	2,734,479	526,433

5C. A proposal to eliminate the Class B Common Stock (after giving effect to the conversion of each outstanding share of Class B Common Stock immediately prior to the closing of the Business Combination into one share of Class A Common Stock). The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
20,108,605	2,736,616	526,769

5D. A proposal to increase the term for directors from two (2) years to three (3) years and add a third class of directors. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
20,107,172	2,737,659	527,159

5E. A proposal to amend certain terms in Article XI (Corporate Opportunities) with respect to certain non-employee directors of the Combined Entity pursuing outside business activities and corporate opportunities. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
20,109,571	2,735,485	526,934

5F. A proposal to eliminate certain provisions only applicable to blank check companies. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
20,110,544	2,735,011	526,435

Proposal No. 6 – The 2021 Equity Incentive Plan Proposal. A proposal to approve and adopt the 2021 Equity Incentive Plan, including the authorization of the share reserve thereunder. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
20,065,096	2,760,728	546,166

Item 7.01. Regulation FD Disclosure.

On August 16, 2021, the Company issued a press release announcing the completion of the Business Combination and the transactions related thereto. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01. Other Events.

Stockholders holding 19,355,365 shares of Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds held in the Company’s trust account (the “Trust Account”). As a result, approximately $195.5 million (equal to approximately $10.10 per share) will be removed from the Trust Account to pay such holders.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 16, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEye, Inc.

Dated: August 16, 2021	By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Senior Vice President, General Counsel & Corporate Secretary